Exhibit 4

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY

Carolyn Tiffany

Chief Operating Officer

(617) 570-4614

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
PROPOSES A SLATE FOR ELECTION TO THE BOARD OF DIRECTORS OF
SIZELER PROPERTY INVESTORS, INC.

FOR IMMEDIATE RELEASE – Boston, Massachusetts- January 19, 2005-First Union Real Estate Equity and Mortgage Investments (NYSE:FUR) announced today that, consistent with its prior notification to Sizeler Property Investors, Inc. (NYSE:SIZ), it has filed with the Securities and Exchange Commission a preliminary proxy statement with respect to its solicitation of proxies to elect Michael L. Ashner, Peter Braverman and Steven Zalkind to the Board of Directors of Sizeler at the 2005 Annual Meeting of Stockholders of Sizeler.  Based on the proxy statement for the 2004 Annual Meeting of Stockholders of Sizeler, the terms of the current Chairman of the Board and Chief Executive Officer and two independent directors expire at the 2005 Annual Meeting of Stockholders.

First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.

First Union Real Estate Equity and Mortgage Investment has filed with the SEC a preliminary proxy statement with respect to its solicitation of proxies to elect Michael L. Ashner, Peter Braverman and Steven Zalkind as directors at Sizeler’s 2005 Annual Meeting of Stockholders.  INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov.  First Union and Messrs. Ashner, Braverman and Zalkind may be deemed to be participants in the solicitation of proxies from the shareholders of Sizeler in connection with the annual meeting.  Information about these participants is set forth in the preliminary proxy statement filed by First Union with the SEC.  Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement when it becomes available.